As filed with the Securities and Exchange Commission on April 13, 1999
                                                  Registration No. ________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                          ANCHOR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
       South Carolina                               57-0778015
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

                                 2002 Oak Street
                       Myrtle Beach, South Carolina 29577
                                 (803) 448-1411

   (Address and telephone number of registrant's principal executive offices)
                          ----------------------------
                              Full Title of Plans:

                ANCHOR FINANCIAL CORPORATION, THE ANCHOR BANK AND
                        THE ANCHOR BANK OF NORTH CAROLINA
                 INCENTIVE STOCK OPTION PLAN OF 1996 AS AMENDED

                ANCHOR FINANCIAL CORPORATION, THE ANCHOR BANK AND
                        THE ANCHOR BANK OF NORTH CAROLINA
                 INCENTIVE STOCK OPTION PLAN OF 1994 AS AMENDED

          COMSOUTH BANKSHARES, INC. 1995 NONQUALIFIED STOCK OPTION PLAN
                  (as assumed by Anchor Financial Corporation)

              COMSOUTH BANKSHARES, INC. INCENTIVE STOCK OPTION PLAN
                 ratified as valid and binding February 28, 1991
                  (as assumed by Anchor Financial Corporation)

            COMSOUTH BANKSHARES, INC. NONQUALIFIED STOCK OPTION PLAN
                      options granted by board resolutions
            dated February 28, 1991; July 24, 1990; January 25, 1990;
                and February 28, 1989; all of which were ratified
                     as valid and binding February 28, 1991
                  (as assumed by Anchor Financial Corporation)

               M&M FINANCIAL CORPORATION AND FIRST NATIONAL SOUTH
                       INCENTIVE STOCK OPTION PLAN OF 1997
                  (as assumed by Anchor Financial Corporation)

                                 Tommy E. Looper
                          Anchor Financial Corporation
                                 2002 Oak Street
                       Myrtle Beach, South Carolina 29577
                                 (803) 448-1411

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    copy to:
                              J. Franklin McCreary
                            Gerrish & McCreary, P.C.
                       222 Second Avenue North - Suite 424
                           Nashville, Tennessee 37201
                                 (615) 251-0900

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of the Registration Statement.

                                           CALCULATION OF REGISTRATION FEE
=============================== --------------------- --------------------- ---------------------- =====================

                                                                                  Proposed
           Title of                    Amount               Maximum                Maximum              Amount of
       securities to be                To be             Offering Price           Aggregate            Registration
          Registered               Registered(1)          Per Share(2)        Offering Price(2)            Fee
=============================== ===================== ===================== ====================== =====================

      Common Stock (No                524,198              $27.0625             $14,186,108              $3,943.74
    Par value per share)               shares
=============================== ===================== ===================== ====================== =====================


     (1) The Registration Statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the antidilution provisions of the plan. This Registration Statement covers, pursuant to Rule 416(a), any increases in the number of shares offered under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.


     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices reported on April 8, 1999, as reported on the Nasdaq Stock Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by PART I of this Registration Statement on Form S-8 (the "Registration Statement") will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of PART II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed with the Securities and Exchange Commission by Anchor Financial Corporation (the "Company") and are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998, provided that any information included or incorporated by reference in response to Items 402(a)(8), (i),
                  (k) or (l) of Regulation S-K of the Securities and Exchange Commission shall not be deemed to be incorporated herein and is not a part of the Registration Statement.

     2. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-4 filed with the Commission on February 5, 1999.

     3. All reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements in the Annual Report on Form 10-K referred to in paragraph 1 above.

     4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated herein by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock to be offered hereby will be passed upon for the Company by Gerrish & McCreary, P.C.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The South Carolina Business Corporation Act of 1988, as amended (the "S.C. Act"), empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; (b) in all other cases that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the required standard of conduct.

         A corporation may not indemnify a director in connection with (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Indemnification   is  limited  to  reasonable   expenses   incurred  in
connection with the proceeding.

         The S.C. Act further provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

         The S.C. Act further provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to pay the advance if it is ultimately determined that he did not meet the standard of conduct; (ii) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the required standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification.

         A corporation may not indemnify a director unless authorized in the specific case after the proper determination has been made by the board of directors, by special legal counsel or by the shareholders owning a requisite number of shares that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

         The Articles of Incorporation of the Company provide:

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the liability of a director shall not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts of omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) for any unlawful distributions under ss.33-8-330 of the South Carolina Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall in no way eliminate or limit the liability of a director for any act or omission occurring prior to the date when this provision becomes effective.

         The Bylaws of the Company contain the following indemnification provisions:

         Any person and his or her heirs, executors or administrators, may be indemnified or reimbursed by the corporation for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, in which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the corporation or of any firm, corporation, or organization which he served in any such capacity at the request of the corporation; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the corporation; and, provided further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the corporation, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, his heirs, executors, or administrators may be entitled as a matter of law.

         The Company maintains an insurance policy insuring the corporation and its directors and officers against certain liabilities.

ITEM 9.  UNDERTAKINGS

(a)      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)       to include any prospectus required by Section 10(a)
                         (3) of the   Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                         Provided,  however, that paragraph (a)(1)(i) and
                         (a)(1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Myrtle Beach, State of South Carolina, on April 13, 1999.


                            ANCHOR FINANCIAL CORPORATION
                            (Registrant)

                            By:  /s/ Stephen L. Chryst
                                 -------------------------------------------
                                 Stephen L. Chryst
                                 Chairman, President and Chief Executive Officer (Principal Executive Officer)


                            By:  /s/ Tommy E. Looper
                                 -------------------------------------------
                                 Tommy E. Looper
                                 Executive Vice President, Chief Financial
                                 Officer and Director



Signature                                            Title

 /s/ C. Jason Ammons, Jr.                             Director
C. Jason Ammons, Jr.

/s/ Howell, V. Bellamy, Jr.                          Director
Howell, V. Bellamy, Jr.

/s/ W. Cecil Brandon, Jr.                            Director
W. Cecil Brandon, Jr.
                                                     Director
James E. Burroughs

                                                     Director
C. Donald Cameron

                                                     Director
Mason R. Chrisman

                                                     Chairman, President, Chief
/s/ Stephen L. Chryst                                Executive Officer
Stephen L. Chryst                                    and Director

/s/ Robin H. Dial                                    Director
Robin H. Dial

/s/ Chester A. Duke                                  Director
Chester A. Duke

/s/ J. Bryan Floyd                                   Director
J. Bryan Floyd

                                                     Executive Vice President,
/s/ Tommy E. Looper                                  Chief Financial Officer
Tommy E. Looper                                      and Director

/s/ Charles B. McElveen                              Director
Charles B. McElveen

/s/ W. Gairy Nichols, III                            Director
W. Gairy Nichols, III

/s/ Ruppert L. Piver                                 Director
Ruppert L. Piver

/s/ Thomas J. Rogers                                 Director
Thomas J. Rogers

/s/ John C.B. Smith, Jr.                             Director
John C.B. Smith, Jr.

/s/ Albert A. Springs, III                           Director
Albert A. Springs, III

/s/ J. Roddy Swaim                                   Director
J. Roddy Swaim

/s/ Arthur P. Swanson                                Director
Arthur P. Swanson

/s/ Harry A. Thomas                                  Director
Harry A. Thomas

Tommy E. Looper, by signing his name hereto, does hereby sign this document in his capacity as a director and pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Registrant.

                                        /s/ Tommy E. Looper
                                        ----------------------------------
                                        Tommy E. Looper
                                        Attorney-in-Fact

                                  EXHIBIT INDEX
                      TO REGISTRATION STATEMENT ON FORM S-8



4.1 Articles of Incorporation filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

5.1 Opinion of Gerrish & McCreary, P.C., as to the legality of the securities being registered (including consent of counsel). *

23.1     (a)      Consent of PriceWaterhouseCoopers LLP. *
         (b)      Consent of J.W. Hunt and Company, LLP.*
         (c)      Consent of Tourville, Simpson & Henderson, LLP.*

23.2 Consent of counsel (included in the opinion of Gerrish & McCreary, P.C., filed as Exhibit 5.1). *

24.1 Power of Attorney pursuant to which certain directors have signed this Form S-8 Registration Statement. *

99.1 Anchor Financial Corporation, The Anchor Bank and The Anchor Bank of North Carolina Incentive Stock Option Plan of 1996, as amended (incorporated herein by reference to the Corporation's Form 10-K for the year ended December 31, 1995).

99.2 Anchor Financial Corporation, the Anchor Bank and the Anchor Bank of North Carolina Incentive Stock Option Plan of 1994, as amended (incorporated herein by reference to the Corporation's Form 10-K for the year ended December 31, 1993).

99.3 ComSouth Bankshares, Inc. 1995 Nonqualified Stock Option Plan (incorporated herein by reference to exhibits filed with ComSouth Bankshares, Inc.'s Proxy Statement for the 1995 Annual Meeting of Shareholders).

99.4 ComSouth Bankshares, Inc. Incentive Stock Option Plan (incorporated herein by reference to the exhibits filed with ComSouth Bankshares, Inc.'s Registration Statement on Form S-1, File No. 33-29091).

99.5     Description of ComSouth Bankshares, Inc. Nonqualified Stock Option
         Plan.

99.6 M&M Financial Corporation and First National South Incentive Stock Option Plan of 1997 (incorporated herein by reference to the Appendix to M&M Financial Corporation's Proxy Statement for the Annual Meeting of Shareholders).



*Filed herewith.

                                       i